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CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Fourth Quarter and Full Year 2021 Results

Core Mall Sales Per Square Foot Reach $614 in January, up from $603 at Year End

Cherry Hill Mall Sales Near $1,000 per square foot

Strong Total Core Mall Leased Space at 94.3%

Philadelphia, March 14, 2022 - PREIT (NYSE: PEI) today reported results for the three months and year ended December 31, 2021. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2021	2020	2021	2020
Net loss - basic and diluted	$(0.43)	$(2.62)	$(2.04)	$(3.72)
FFO	0.17	(0.22)	0.05	(0.02)
FFO, as adjusted	0.17	(0.13)	(0.04)	(0.01)

“Strong demand continued to drive record operating results for the quarter and year in sales, leasing activity, traffic and net operating income,” said Joseph F. Coradino, Chairman and CEO of PREIT. “We are focused on unlocking value for our stakeholders, we will continue to drive portfolio improvement, operating performance and execution on our plan to improve our capital position through asset sales and incremental revenue generation. Our progress on capital-raising initiatives is palpable with new contracts executed and closing dates set for the first half of the year.”

•
Same Store NOI, excluding lease termination revenue, increased 52.5% for the three months ended December 31, 2021 compared to the three months ended December 31, 2020.
•
For the quarter, results were driven by an increase in rent, percentage rent, percent sales and common area revenue of $9.2 million and a decrease in credit losses for challenged tenants of $10.7 million as compared to the three months ended December 31, 2020.

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•
Same Store NOI, excluding lease termination revenue, increased 26.4% for the year ended December 31, 2021 compared to the year ended December 31, 2020.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 290 basis points, sequentially, to 93.2%. Mall Non-anchor Occupancy increased 10 basis points, sequentially, to 89.5%.
•
Total Occupancy improved 330 basis points, year-over-year, compared to December 31, 2020.
•
Total Core Mall leased space, at 94.3%, exceeds occupied space by 110 basis points, and core mall non-anchor leased space, at 91.2%, exceeds occupied space by 170 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended December 30, 2021, core mall comparable sales grew by 11.9% to a record $603 per square foot. Core Mall comparable sales for January improved 1.8%, sequentially, to $614.
•
Average renewal spreads for the three months ended December 31, 2021 remained flat. Sequentially, average renewal spreads for tenants less than 10,000 square feet improved from (2.3%) for the quarter ended September 30, 2021 to flat for the quarter ended December 31, 2021. Average renewal spreads reflected a modest decline for the year at (0.9%).
•
The Company made advances in its capital-raising efforts with closed transactions or executed agreements of sale for $105 million of assets and is finalizing or has executed letters of intent for over $75 million of additional asset sales.

Leasing and Redevelopment

•
497,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.8 million.
•
Leasing momentum continues to build with transactions executed for 120,000 square feet of occupancy thus far in 2022.
•
Tilt Studio replaced JCPenney in 104,000 square feet at Magnolia Mall in Florence, SC. The family-focused destination opened in October 2021.
•
Turn 7 opened in the former Lord & Taylor space at Moorestown Mall in December. A transaction was executed with Cooper University Health Care for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ. Entitlements have been obtained for buyer's site plan to add 375 multifamily units to Moorestown Mall.
•
Construction is expected to begin this year on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center to replace the former JCPenney at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience.
•
Phoenix Theatres is under construction to bring a first-class movie experience to Woodland Mall in 47,000 square feet in April 2022.
•
HomeGoods is expected to open a new store in 23,000 square feet at Cumberland Mall this month.
•
A lease has been executed with Merlin Entertainment to bring a new prototype, 32,000 square foot, LEGO® Discovery Center to the Washington DC Market at Springfield Town Center.
•
Leases with exciting new-to-portfolio tenants have been executed at Cherry Hill Mall for occupancy in 2022: Eddie V's Prime Seafood, Marc Cain and Warby Parker.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2021 and 2020

•
Net loss attributable to PREIT common shareholders was $34.5 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.43 per basic and diluted share for the three months ended December 31, 2021, compared to net loss attributable to PREIT common shareholders of $202.1 million, or $2.62 per basic and diluted share for the three months ended December 31, 2020.

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•
Same Store NOI, including lease terminations, increased by $21.7 million, or 53.8%. The increase is primarily due to higher percent sales and percentage rent, and decrease in credit losses as compared to the prior year.
•
Non-Same Store NOI decreased by $1.4 million, primarily due to lower base rent in the current year.
•
FFO for the three months ended December 31, 2021 was $0.17 per diluted share and OP Unit compared to $(0.22) per diluted share and OP Unit for the three months ended December 31, 2020.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months and year ended December 31, 2021 and 2020 is included on page 14.

Liquidity and Financing Activities

As of December 31, 2021, the Company had $75.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provides total liquidity of $110.6 million.

In December, the mortgage loan secured by Woodland Mall was extended for one year. Subsequent to the close of the quarter, the one year extension option on the mortgage loan secured by Gloucester Premium Outlets was completed.

The Company’s 10-K for 2021 will include a going concern footnote in connection with potential future obligations related specifically to the FDP Term Loan.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multi-family development in the amount of $82.5 million. The agreements are with multiple buyers across six properties for over 2,200 units as part of the Company’s previously announced multi-family land sale plan. Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. The Company has an executed LOI for the sale of a parcel for hotel development at Springfield Town Center for $2.5 million. Closing on these transactions is subject to customary due diligence provisions and securing entitlements.

Other Parcels: In November 2021, the Company closed on the sale of the last remaining parcel at the previously-owned Monroe Power Center for $1.0 million. In February, we completed the redemption of preferred equity issued as part of the sale of our New Garden land parcel. In connection with this settlement, we received approximately $2.5 million. The Company expects to close on the sale of an anchor box at Valley View Mall in the second quarter for $2.8 million.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday
March 15, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit

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the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of

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funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and twelve months ended December 31, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries and losses, net, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership

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agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall. Valley View Mall was previously designated a non-core property, as we no longer operate this property. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment,and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

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•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2020 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

PREIT / 8 Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2021	2020	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$76,502	$58,828	$270,065	$237,141
Expense reimbursements	4,078	4,142	16,514	15,462
Other real estate revenue	4,462	3,529	9,290	8,333
Total real estate revenue	85,042	66,499	295,869	260,936
Other income	131	123	561	887
Total revenue	85,173	66,622	296,430	261,823
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,034)	(26,104)	(105,933)	(106,522)
Utilities	(2,901)	(2,858)	(12,473)	(11,829)
Other property operating expenses	(2,596)	(2,848)	(9,176)	(8,547)
Total property operating expenses	(31,531)	(31,810)	(127,582)	(126,898)
Depreciation and amortization	(29,319)	(30,765)	(117,986)	(126,362)
General and administrative expenses	(9,751)	(19,480)	(49,570)	(50,272)
Provision for employee separation expenses	(25)	(55)	(305)	(1,227)
Insurance recoveries, net	(1)	-	669	586
Project costs and other expenses	(104)	(7)	(309)	(294)
Total operating expenses	(70,731)	(82,117)	(295,083)	(304,467)
Interest expense, net	(32,896)	(30,042)	(128,031)	(84,341)
(Loss) gain on debt extinguishment, net	-	(1,487)	4,587	(1,487)
Gain on derecognition of property	-	1,121	-	8,127
Impairment of assets	(8,374)	-	(9,938)	-
Reorganization expenses	-	(3,769)	(267)	(3,769)
Total expenses	(112,001)	(116,294)	(428,732)	(385,938)
Loss before equity in loss of partnerships, loss on remeasurement of assets by equity method investee, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and gain on sales of interests in non operating real estate	(26,828)	(49,672)	(132,302)	(124,115)
Equity in loss of partnerships	(1,303)	(2,746)	(3,732)	(5,544)
Loss on remeasurement of assets by equity method investee	-	(148,545)	-	(148,545)
Gain on sales of real estate by equity method investee	-	—	1,337	—
(Loss) gain on sales of real estate, net	11	274	(1,180)	11,444
Gain on sales of interests in non operating real estate	10	228	10	54
Net loss	(28,110)	(200,461)	(135,867)	(266,706)
Less: net loss attributable to noncontrolling interest	443	5,192	3,130	7,189
Net loss attributable to PREIT	(27,667)	(195,269)	(132,737)	(259,517)
Less: preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(34,511)	$(202,113)	$(160,112)	$(286,892)

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Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(28,110)	$(200,462)	$(135,867)	$(266,706)
Noncontrolling interest	443	5,193	3,130	7,189
Cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Dividends on unvested restricted shares	—	—	—	(363)
Net loss used to calculate loss per share—basic and diluted	$(34,511)	$(202,112)	$(160,112)	$(287,255)
Basic and diluted loss per share:	$(0.43)	$(2.62)	$(2.04)	$(3.72)

(in thousands of shares)
Weighted average shares outstanding—basic	79,379	77,457	78,595	77,227
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	79,379	77,457	78,595	77,227

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2021	2020	2021	2020
Comprehensive loss:
Net loss	$(28,110)	$(200,461)	$(135,867)	$(266,706)
Unrealized gain (loss) on derivatives	4,096	4,498	11,999	(11,252)
Reclassification adjustment of loss from de-designated interest rate swaps	—	2,818	—	2,818
Amortization of settled swaps	2	2	11	75
Total comprehensive loss	(24,012)	(193,143)	(123,857)	(275,065)
Less: comprehensive loss attributable to noncontrolling interest	392	5,083	2,910	7,484
Comprehensive loss attributable to PREIT	$(23,620)	$(188,060)	$(120,947)	$(267,581)

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Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three months and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(28,109)	$(200,462)	$(135,867)	$(266,706)
Depreciation and amortization on real estate:
Consolidated properties	28,993	30,402	116,646	124,940
PREIT’s share of equity method investments	4,320	4,245	13,577	16,641
Gain on sales of real estate by equity method investee	-	-	(1,337)	-
Loss (gain) on sales of real estate, net	-	(275)	1,180	(11,444)
Loss on remeasurement of assets by equity method investee	-	148,545	-	148,545
Impairment of Assets:
Consolidated properties	8,374	-	9,938	-
PREIT’s share of equity method investments	-	-	264	-
Dividend on preferred shares	-	-	-	(13,687)
Funds from operations attributable to common shareholders and OP Unit holders	$13,578	$(17,545)	$4,401	$(1,711)
Insurance recoveries, net	-	-	(669)	(586)
Reorganization expenses	-	3,769	267	3,769
Loss (gain) on debt extinguishment, net	-	1,487	(4,587)	1,487
Gain on derecognition of property	-	(1,121)	-	(8,127)
Loss on hedge ineffectiveness	(406)	2,912	(2,735)	2,912
Provision for employee separation expenses	26	55	305	1,227
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$13,198	$(10,443)	$(3,018)	$(1,029)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.17	$(0.22)	$0.05	$(0.02)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.17	$(0.13)	$(0.04)	$(0.01)

(in thousands of shares)
Weighted average number of shares outstanding	79,379	77,457	78,595	77,227
Weighted average effect of full conversion of OP Units	1,031	1,979	1,549	2,012
Effect of common share equivalents	1,081	285	943	380
Total weighted average shares outstanding, including OP Units	81,490	79,721	81,086	79,619

PREIT / 11 Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three months ended December 31, 2021 and 2020:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$53,405	$34,095	$19,310	56.6%	$106	$594	$53,511	$34,689
NOI attributable to equity method investments, at ownership share	8,696	6,291	2,405	38.2%	(3)	(29)	8,693	6,262
Total NOI	62,101	40,386	21,715	53.8%	103	565	62,204	40,951
Less: lease termination revenue	580	32	548	1,712.5%	-	-	580	32
Total NOI excluding lease termination revenue	$61,521	$40,354	$21,167	52.5%	$103	$565	$61,624	$40,919

NOI for the year ended December 31, 2021 and 2020:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$167,694	$132,264	$35,430	26.8%	$593	$1,774	$168,287	$134,038
NOI attributable to equity method investments, at ownership share	32,178	24,564	7,614	31.0%	(7)	(8)	32,171	24,556
Total NOI	199,872	156,828	43,044	27.4%	586	1,766	200,458	158,594
Less: lease termination revenue	4,491	2,268	2,223	98.0%	138	-	4,629	2,268
Total NOI excluding lease termination revenue	$195,381	$154,560	$40,821	26.4%	$448	$1,766	$195,829	$156,326

PREIT / 12 Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months and year ended December 31, 2021 and 2020.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2021	2020	2021	2020
Net loss	$(28,109)	$(200,461)	$(135,867)	$(266,706)
Other income	(131)	(123)	(561)	(887)
Depreciation and amortization	29,319	30,765	117,986	126,362
General and administrative expenses	9,751	19,480	49,570	50,271
Insurance recoveries, net	-	-	(669)	(586)
Provision for employee separation expense	26	55	305	1,228
Project costs and other expenses	103	7	309	294
Interest expense, net	32,896	30,042	128,031	84,341
Impairment of assets	8,374	-	9,938	-
Gain on debt extinguishment, net	-	1,487	(4,587)	1,487
Gain on derecognition of property	-	(1,121)	-	(8,127)
Reorganization expenses	-	3,769	267	3,769
Equity in loss of partnerships	1,303	2,746	3,732	5,544
Loss on remeasurement of assets by equity method investee	-	148,545	-	148,545
Gain on sales of real estate by equity method investee	-	-	(1,337)	-
Loss on sales of interests in real estate, net	(11)	(274)	1,180	(11,444)
Loss on sales of interest in non operating real estate	(10)	(228)	(10)	(54)
NOI from consolidated properties	53,512	34,689	168,287	134,038
Less: Non Same Store NOI of consolidated properties	107	594	592	1,774
Same Store NOI from consolidated properties	53,405	34,095	167,695	132,264
Less: Same Store lease termination revenue	580	14	4,491	2,268
Same Store NOI excluding lease termination revenue	$52,825	$34,081	$163,204	$129,996

The table below reconciles equity in loss of partnerships to NOI of equity method investments at ownership share for the three months and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Equity in loss of partnerships	$(1,303)	$(2,746)	$(3,732)	$(5,544)
Other income	-	(10)	-	(48)
Depreciation and amortization	4,320	4,244	13,577	16,640
Impairment of assets	-	-	265	-
Interest and other expenses	5,676	4,774	22,061	13,508
Net operating income from equity method investments at ownership share	8,693	6,262	32,171	24,556
Less: Non Same Store NOI from equity method investments at ownership share	(3)	(29)	(7)	(8)
Same Store NOI of equity method investments at ownership share	8,696	6,291	32,178	24,564
Less: Same Store lease termination revenue	358	18	2,920	18
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$8,338	$5,341	$29,258	$22,851

PREIT / 13 Pennsylvania Real Estate Investment Trust

Selected Financial Data

	December 31,
	2021	2020
(in thousands of dollars)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,156,194	$3,168,536
Construction in progress	45,828	46,285
Land held for development	4,339	5,516
Total investments in real estate	3,206,361	3,220,337
Accumulated depreciation	(1,405,260)	(1,308,427)
Net investments in real estate	1,801,101	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	16,525	27,066
OTHER ASSETS:
Cash and cash equivalents	43,852	43,309
Tenant and other receivables, net	42,501	54,532
Intangible assets	10,054	11,392
Deferred costs and other assets, net	128,923	127,593
Assets held for sale	8,780	1,384
Total assets	$2,051,736	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$851,283	$884,503
Term Loans, net	959,137	908,473
Revolving Facility	54,549	54,830
Tenants’ deposits and deferred rent	10,180	8,899
Distributions in excess of partnership investments	71,570	76,586
Fair value of derivative liabilities	8,427	23,292
Accrued expenses and other liabilities	89,543	93,663
Total liabilities	2,044,689	2,050,246
EQUITY:
Total equity	7,047	126,940
Total liabilities and equity	$2,051,736	$2,177,186

PREIT / 14 Pennsylvania Real Estate Investment Trust

Selected Financial Data

Changes in Funds from Operations for the three months and year ended December 31, 2021 as compared to the three months and year ended December 31, 2020 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31	Per Diluted Share and OP Unit	Year Ended December 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2020	$(10,442)	$0.13	$(1,029)	$(0.01)

Changes - Q4 2020 to Q4 2021

Contribution from anchor replacements and new box tenants	939	0.01	3,032	0.04
Impact from bankruptcies	227	0.01	1,165	0.02
Other leasing activity, including base rent and net CAM and real estate tax recoveries	6,734	0.09	7,002	0.09
Lease termination revenue	208	0.01	(679)	(0.01)
Credit losses	10,010	0.13	24,518	0.31
Other	1,192	0.02	392	0.01
Same Store NOI from unconsolidated properties	2,405	0.03	7,614	0.10
Same Store NOI	21,715	0.27	43,044	0.54
Non Same Store NOI	(462)	(0.01)	(1,181)	(0.02)
General and administrative expenses	9,729	0.12	702	0.01
Capitalization of leasing costs	173	-	84	-
Gain on sales of non-operating real estate	10	-	10	-
Other	(3,774)	(0.05)	7,601	0.10
Interest expense, net	(3,751)	(0.05)	(52,249)	(0.66)
Increase in weighted average shares	-	(0.27)	-	-
Funds from Operations, as adjusted December 31, 2021	$13,198	$0.16	$(3,018)	$(0.04)
Provision for employee separation expense	(26)	-	(305)	(0.01)
Gain on hedge ineffectiveness	406	0.01	2,735	0.04
Gain on debt extinguishment, net	-	-	4,587	0.06
Insurance recoveries, net	-	-	669	0.01
Reorganization expenses	-	-	(267)	(0.01)
Funds from Operations December 31, 2021	$13,578	$0.17	$4,401	$0.05